1 NewtekOne, Inc. Announces Appointment of a New Independent Director . Boca Raton, FL October 31, 2024 - NewtekOne, Inc. (NASDAQ: NEWT) announced today the appointment of Craig “CJ” Brunet as a member of the boards of directors of NewtekOne, Inc. and Newtek Bank N.A. Mr. Brunet’s career spans over 50 years with his experience rooted in the information technology and financial services sectors with specific focus in strategic planning, mergers and acquisitions, Software as a Service (SaaS), patent commercialization, cyber security, compliance, and risk management. He is currently the President and Chief Operating Officer at Advanced Cyber Security Corp, a strategic cyber security corporation focused on preventative, patented encryption technologies and applications. He is also the founder and managing partner at Cyber Labs International, a global strategic technology consulting firm with specific expertise in cyber security, patent analysis, preparation, filing, valuation, acquisition, and commercialization. Mr. Brunet also spent fourteen years as the Company’s Executive Vice President, CIO, CTO and CISO, where he was responsible for enterprise technology strategy, technical software and hardware decisions, application development, implementation, management, and security for all divisions. Earlier in his career, Mr. Brunet was a Senior Vice President at Entergy Corp. and Director - Strategic Planning and Special Bids at AT&T. Mr. Brunet has executive and board member experience in each of the following service sectors: financial services - banking and lending, receivables financing and credit card processing, payroll processing, and insurance technical services - Cloud Computing, Managed Services, security, and compliance. CJ was a sergeant in the U.S. Army, First Air Calvary Vietnam War veteran.

2 Barry Sloane, President, Chairman and CEO said, “The addition of CJ Brunet to our boards of directors demonstrates our commitment to consistently add value to the Company by continuing to manage our growth with an emphasis on risk management. Mr. Brunet has extensive experience in the areas of cyber security, information technology, compliance, and risk management. Previously, Mr. Brunet spent 14 years within the NewtekOne ecosystem and held titles of CIO, CTO, and President/COO of Newtek Technology Solutions. Given his experience and background, we believe that Mr. Brunet makes the perfect addition to our already strong and experienced boards of directors. Moreover, it is anticipated that Mr. Brunet will serve as the chair of a to-be-formed Technology Steering Committee and the Compensation, Corporate Governance and Nominating Committees.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage are registered trademarks of NewtekOne, Inc.

3 Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com